Exhibit 99

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By Facsimile and First Class Mail
---------------------------------

January 8, 2003

Mr. Stephen D. Martino
Chief Financial Officer
 and Principal Accounting Officer
Detwiler, Mitchell &; Co.
225 Franklin Street
Boston, MA 02110

Re: Detwiler, Mitchell & Co. (the "Company")
    Nasdaq Symbol: DMCO

Dear Mr. Martino;

On July 9, 2002, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c)(4) (the "Rule"). In accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until January 6.2003 to regain compliance with the Rule. Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

If you have any questions, please contact Tony J. Lawrence, Listing Analyst, at
(301) 978-8043.


Sincerely,


/s/Timothy J. Malionwski

Timothy J. Malionwski

Associate Director
Nasdaq Listing Qualifications




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